Exhibit 99.1
News Release
Novelis to Acquire Downstream Aluminum Producer Aleris

Acquisition diversifies product portfolio, strengthens ability to meet automotive customer demand, and enhances manufacturing footprint in Asia

ATLANTA, July 26, 2018 - Novelis Inc., the world leader in aluminum rolling and recycling, today announced it has signed a definitive agreement to acquire Aleris Corporation, a global supplier of rolled aluminum products, for approximately $2.6 billion including the assumption of debt.

For Novelis, Aleris, and their customers, the proposed acquisition will deliver a number of significant benefits by:

•	Establishing a more diverse product portfolio, including aerospace, beverage can, automotive, building and construction, commercial transportation and specialty products.

•	Integrating complementary assets in Asia to include recycling, casting, rolling and finishing capabilities and allowing Novelis to more efficiently serve the growing Asia market.

•	Broadening Novelis’ automotive business to meet growing demand and diversifying its global footprint and customer base.

•	Strengthening ability to compete against steel by gaining a greater platform for production, innovation and service.

•	Executing a fully debt funded deal with leverage forecasted to peak below 4x at closing, and return to 3x in approximately two years.
“Acquiring Aleris is the right opportunity at the right time as they are set for transformational growth,” said Steve Fisher, President and CEO, Novelis Inc. “The significant investments they’ve made in the high-demand, high-value aerospace and automotive segments have resulted in favorable long-term, global contracts. These investments, coupled with a diverse and talented workforce, will add tremendous value to our organization and allow us to deliver the highest quality innovative aluminum solutions to our customers.”

Over the past several years, Novelis has successfully brought online $2 billion in production assets by utilizing its best-in-class manufacturing expertise in rolling and finishing. This proven track record of safely and efficiently ramping up assets along with our collective expertise will enable Novelis to enhance Aleris’ operations, while continuing to deliver innovative solutions that meet customers’ needs and drive shareholder value.

As part of the acquisition, Novelis will acquire Aleris’ 13 manufacturing facilities across North America, Asia and Europe. Aleris’ new automotive finishing lines in Lewisport, Kentucky, of which a significant amount of its 200kt capacity is already under contract, along with 100kt of auto capacity in Duffel, Belgium, will allow Novelis to further diversify its global footprint and customer base. In addition, Aleris’

Zhenjiang facility is strategically located near Novelis’ existing Changzhou plant, adding value through logistical efficiencies, closed-loop recycling, and providing greater opportunity for customer collaboration.

“With the support of our private equity owners, our Aleris team has done an excellent job of implementing our company’s strategic transformation over the past several years. By enhancing our capabilities to serve our customers in high-value industries, we have significantly increased the value of the company,” Sean Stack, Aleris chairman and CEO said. “I am confident that our assets and people will continue to thrive and contribute to Novelis’ future success.”

The acquisition is subject to customary closing conditions and regulatory approvals and is expected to close in 9-15 months. Until the closing, the companies will continue to operate as separate entities. Following close, the two companies will integrate Aleris into Novelis, which will remain headquartered in Atlanta.

“Our focus on keeping a disciplined balance sheet will continue,” said Devinder Ahuja, Senior Vice President and Chief Financial Officer of Novelis. “The pro forma net debt to Adjusted EBITDA is forecasted to peak below 4x at closing, and return to 3x in approximately two years.”

The combined company will have pro forma revenues of approximately $15 billion and will operate 37 facilities, across 11 countries, with an employee base of approximately 16,500.

Novelis will discuss this transaction via a live webcast and conference call for its debt investors at 12:30 p.m. EDT on Thursday, July 26, 2018. To view slides and participate in listen-only mode, visit the web at https://cc.callinfo.com/r/1530u0clfeoxe&eom. To join by telephone, dial toll-free in North America at 877 243 0931, India toll-free at 18002660836 or the international toll line at +1 212 231 2921. Presentation materials can be found at novelis.com/investors. Hindalco will be hosting a conference call for its equity analysts and investors at 10:30 a.m. EDT the same day. To join by telephone, dial US toll free 866 746 2133, or international toll line +91 22 6280 1303.
Novelis’ financial advisor is Goldman Sachs & Co. LLC, and its legal advisor is Latham & Watkins LLP. Aleris’ financial advisor is Moelis & Co., and its legal advisor is Fried, Frank, Harris, Shriver & Jacobson LLP. Additionally, Deutsche Bank Securities Inc. advised the Aleris Board on certain matters.

For more information, please visit novelis.com.

About Novelis
Novelis Inc. is the global leader in aluminum rolled products and the world's largest recycler of aluminum. The company is headquartered in Atlanta, Georgia, operates in 10 countries, has approximately 11,000 employees and had $11.5 billion in revenue for its 2018 fiscal year. Novelis supplies premium aluminum sheet and foil products to transportation, packaging, construction, industrial and consumer electronics markets throughout North America, Europe, Asia and South America. Novelis is a subsidiary of Hindalco Industries Limited, an industry leader in aluminum and copper, and metals flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit novelis.com and follow us on Facebook at facebook.com/NovelisInc and Twitter at twitter.com/Novelis.

About Aleris
Aleris is a privately held, global leader in aluminum rolled products production, with approximately $3 billion in annual revenue and 5,400 employees. Headquartered in Cleveland, Ohio, Aleris operates 13 production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.

Forward-Looking Statements - Novelis
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward looking statements in this news release are statements concerning forecasts of combined pro forma revenues and peak net debt to Adjusted EBITDA. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors are included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

Forward-Looking Statements - Aleris
Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements under headings with “Outlook” in the title and statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about, among other things, future costs and prices of commodities, production volumes, industry trends, anticipated cost savings, anticipated benefits from new products, facilities, acquisitions or divestitures, projected results of operations, achievement of production efficiencies, capacity expansions, future prices and demand for our products and estimated cash flows and sufficiency of cash flows to fund operations, capital expenditures and debt service obligations. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the success of past and future acquisitions or divestitures; (3) the cyclical nature of the aluminum industry, material adverse changes in the aluminum industry or our end-uses, such as global and regional supply and demand conditions for aluminum and aluminum products, and changes in our customers’ industries; (4) increases in the cost, or limited availability, of raw materials and energy; (5) our ability to enter into effective metal, energy and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals, especially London Metal Exchange-based aluminum prices; (6) our ability to generate sufficient cash flows to fund our operations and capital expenditure requirements and to meet our debt obligations; (7) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry end-uses we serve; (8) our ability to retain the services of certain members of our management; (9) the loss of order volumes from any of our largest customers; (10) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (11) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (12) variability in general economic or political conditions on a global or regional basis; (13) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (14) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (15) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (16) our levels of indebtedness and debt service obligations, including changes in our credit ratings, material increases in our cost of borrowing or the failure of financial institutions to fulfill their commitments to us under committed facilities; (17) our ability to access credit or capital markets; (18) the possibility that we may incur additional indebtedness in the future; (19) limitations on operating our business and incurring additional indebtedness as a result of covenant restrictions under our indebtedness, and our ability to pay amounts due under our outstanding indebtedness; and (20) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.

###

Novelis Media Contact:	Novelis Investor Contact:
Michael Touhill	Megan Cochard
1 770 299 7435	1 404 760 4170
michael.touhill@novelis.adityabirla.com	megan.cochard@novelis.adityabirla.com

Aleris Media Contact:	Aleris Investor Contact:
Jason Saragian	Eric Rychel
1 216 910 3670	1 404 760 4170
jason.saragian@aleris.com	eric.rychel@aleris.com